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                                                                    Exhibit 99.2

                          PROXY CARD FOR COMMON STOCK

                        SOLICITED BY BOARD OF DIRECTORS

                            OPENROUTE NETWORKS, INC.

                           PROXY FOR SPECIAL MEETING

The undersigned hereby appoints Bryan R. Holley and Henry Barber and each of them, as attorneys of the undersigned, with full power of substitution, to vote all shares of OpenROUTE common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of OpenROUTE Networks, Inc. to be held on Wednesday, December 22, 1999, at 11:00 a.m. at the Yale Club, 50 Vanderbilt Avenue, New York, New York, and at any adjournment or postponement thereof, upon the applicable matters set forth in the Proxy Statement/Prospectus for such Special Meeting. The foregoing attorneys are authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

To vote for a proposal, mark the "FOR" box relating to the proposal. To vote against a proposal, mark the "AGAINST" box relating to the proposal. To abstain from voting for a proposal, mark the "ABSTAIN" box relating to the proposal. To vote in accordance with the board's recommendation, just sign and return this Proxy. No boxes need to be checked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

     1. To approve and adopt the Agreement and Plan of Merger dated as of September 30, 1999, between OpenROUTE Networks, Inc. and Netrix Corporation.

          [   ] FOR     [   ] AGAINST     [   ] ABSTAIN

     2. In the discretion of the proxies, to vote upon such other business as may properly come before the meeting, including any adjournment or postponement thereof.

          [   ] FOR     [   ] AGAINST     [   ] ABSTAIN

Mark here if you plan to attend the Special Meeting [   ]

When shares are held by joint tenant, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

Please be sure to sign and date this Proxy.

Signature:                           Signature:


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Print Name                           Print Name

Date            , 1999
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